FORM 8-K


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             Form 8-K
                          Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report
October 19, 1995
----------------

                   FIRST REPUBLIC BANCORP INC.
                   ---------------------------

      (Exact name of registrant as specified in its charter)


         Delaware                  0-15882            94-2964497
----------------------------      ------------     -------------------

(State or other jurisdiction      (Commission         (IRS Employer
 of incorporation)                File Number)     Identification No.)



                        388 Market Street
                      San Francisco, CA  94111
                      ------------------------
        (Address of principal executive office) (Zip Code)


                          (415) 392-1400
                          --------------
       (Registrant's telephone number, including area code)


                          Not applicable
                          --------------
   (Former name, former address, if changed since last report)

Item 5.  Other Events

First Republic Bancorp Inc. hereby files with the Securities and Exchange Commission (the "Commission") its press release, dated October 19, 1995, concerning its earnings release for the second quarter ended September 30,1995, as distributed on October 19, 1995.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 First Republic Bancorp Inc.

                                 (Registrant)



Date: October 19, 1995
                                 ---------------------------------
                                 Willis H. Newton, Jr.
                                 Senior Vice President and
                                 Chief Financial Officer

FOR IMMEDIATE RELEASE
---------------------

                    FIRST REPUBLIC BANCORP REPORTS
              THIRD QUARTER AND NINE MONTHS 1995 RESULTS

                                                     Common Stock Symbol - FRC
                                                    New York/Pacific Exchanges

    San Francisco, California, October 19, 1995 - First Republic Bancorp Inc. today reported net income of $1,321,000 for the third quarter ended September 30, 1995, compared with $2,552,000 for the same quarter in 1994. Fully diluted earnings per share (EPS) were $0.17 for 1995, compared to $0.28 for the similar period in 1994.

    A net loss of $435,000 was reported for the nine months of 1995, compared with net income of $5,741,000 for the first nine months of 1994. In the nine months ended September 30, 1995, the Company has made loss provisions totalling $12,715,000 and used approximately $10,130,000 of its previously established reserves to reduce the carrying basis of specific assets. Approximately 68% of such 1995 writedowns related to multifamily properties located in Los Angeles County which were adversely affected by the Northridge earthquake. For the nine month period, fully diluted earnings(loss) per share was ($0.06) for 1995 compared to $0.66 for 1994.

    The Company's quarter-end ratio of capital to risk-adjusted assets was 15.14%. At September 30, 1995, total capital, including subordinated debentures and reserves, was $188,647,000. Tangible book value per share was $14.56 at September 30, 1995.

    Total assets of First Republic Bancorp Inc. were $1,842,464,000 at September 30, 1995. Substantially all of the Company's loan portfolio consists of adjustable rate, first trust deed, real estate secured California and Nevada loans, 59% of which were secured by single family residences.

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
  FIRST REPUBLIC BANCORP INC.                                       Page 2

    Since the earthquake, the Company's chargeoffs related to the multifamily earthquake impacted portfolio have totalled approximately $13,000,000, which represents 71% of total chargeoffs recorded in the period January 1994 through September 1995. At September 30, 1995, the remaining multifamily earthquake impacted assets represented approximately 2.6% of the Company's total assets.

    At September 30, 1995, nonaccruing loans totalled $38,147,000 and foreclosed REO totalled $12,084,000, collectively 2.73% of total assets. Nonaccruing assets included approximately $21,607,000 of loans and $2,903,000 of REO adversely impacted by the earthquake. During the third quarter, the Company sold $4,233,000 of foreclosed REO and generated net proceeds in excess of the written down basis of the assets by approximately 15%. During the quarter, the Company added $2,500,000 to its reserves and recorded additional writedowns, net of recoveries, of $1,990,000. At September 30, 1995, after such writedowns, the Company's reserves totalled approximately $17,454,000, up from $16,944,000 at June 30, 1995.

    At September 30, 1995, the Company's nonaccrual loans included $18,616,000 of loans which had been restructured, 75% as a result of the earthquake, by waiver or deferral of interest equivalent to more than four months and by the forgiveness of principal in certain cases. As a result of the terms of these restructurings, such loans will be reported as nonaccrual loans until a satisfactory payment history is achieved and the Company feels its recorded investment in the loans is secure. During the third quarter of 1995, the Company collected interest payments on these loans equal to an average annualized yield of approximately 7.0% on the recorded investment in these loans.

    At September 30, 1995, the Company had restructured performing loans of $16,008,000, 57% of which have been restructured as a result of the earthquake, and accruing single family loans more than 90 days past due of $2,899,000.

    For the third quarter, total interest income increased to $36,090,000 in 1995 from $28,124,000 in 1994; net interest income was
$8,881,000 in 1995 and $9,270,000 in 1994.  The Company's net interest spread was 1.63% for the third quarter of 1995, compared to 1.38% for the second quarter of 1995 and

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
  FIRST REPUBLIC BANCORP INC.                                     Page 3

2.14% for all of 1994. Although net interest income and net interest spread in the third quarter of 1995 increased compared to the second quarter of 1995, the lower level in 1995 versus 1994 resulted from the average rate paid on Federal Home Loan Bank ("FHLB") advances exceeding the yields on certain of the Company's loans, and the effect of reduced initial yields on new single family adjustable rate loans. The Company anticipates that its net interest spread will continue to improve for the next couple of quarters, presuming the current interest rate environment continues.

    The Company's non-interest expense totalled $5,374,000 for the third quarter of 1995, compared to $4,901,000 for the same period in 1994. As a percentage of average assets, the Company's general and administrative expenses were 1.02% for the third quarter of 1995, compared to 1.08% for the second quarter of 1995 and 1.28% for all of 1994.

    For the third quarter of 1995, the Company originated $154,567,000 of loans, compared with $172,209,000 for the same period in 1994. Total loans originated for the first nine months were $433,123,000 in 1995 compared with $623,763,000 in 1994. The Company sold $41,979,000 of loans during the third quarter of 1995, compared with $25,071,000 in the third quarter of 1994. The Company recorded net gains of $9,000 on these loan sales in the third quarter of 1995, compared to net gains of $356,000 during the third quarter of 1994. For the first nine months, loan sales were $77,356,000 in 1995 and $216,262,000 in 1994, resulting in net losses of $36,000 in 1995 and net gains of $482,000 in 1994. The mortgage servicing portfolio of real estate loans serviced for third-party investors was $821,419,000 at September 30, 1995.

    First Republic Bancorp Inc. functions as a direct lender as well as a mortgage banker through two FDIC-insured, California and Nevada-chartered industrial bank subsidiaries. First Republic Thrift & Loan provides both loan and deposit services from nine locations in the San Francisco, Los Angeles, Beverly Hills and San Diego areas. First
Republic Savings Bank provides both loan and deposit services from its office located in Las Vegas, Nevada.

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
  FIRST REPUBLIC BANCORP INC.                                     Page 4

                                                Three Months                     Nine Months

                                            Ended September 30                Ended September 30
                                      ------------------------------    ------------------------------

Financial Results                          1995             1994             1995             1994
-----------------                     -------------    -------------    -------------    -------------

Total Interest Income                 $  36,090,000    $  28,124,000    $ 102,306,000    $  79,225,000

Net Interest Income                   $   8,881,000    $   9,270,000    $  24,747,000    $  28,970,000

Provision for Losses                  $   2,500,000    $   1,502,000    $  12,715,000    $   7,182,000

Net Income (Loss)                     $   1,321,000    $   2,552,000    $    (435,000)   $   5,741,000

Primary EPS                           $        0.17    $        0.32    $       (0.06)   $        0.71
                                      =============    =============    =============    =============

Fully-diluted EPS                     $        0.17    $        0.28    $       (0.06)   $        0.66
                                      =============    =============    =============    =============

Weighted Average Shares:
  Primary                                 7,605,648        8,026,378        7,594,484        8,043,858
  Fully-diluted                          10,129,927       10,551,059       10,127,290       10,574,606

Operating Information
---------------------
(*Data Annualized)

Loan Origination Volume               $ 154,567,000    $ 172,209,000    $ 433,123,000    $ 623,763,000

Avg. Assets Per Employee              $  12,554,000    $  11,015,000    $  12,342,000    $  10,183,000

Return on Average Assets*                     0.29%            0.64%           (0.03%)           0.50%

Return on Average Common Equity*              4.96%            9.33%           (0.54%)           7.12%

General and Administrative Expenses
  as % of Average Assets*                     1.02%            1.15%            1.08%            1.29%

Rates Earned/Paid
-----------------
Yield on Investments                          7.00%            5.23%            6.74%            5.01%

Yield on Loans                                8.16%            7.35%            7.90%            7.26%
                                      ------------     ------------     ------------     ------------

Earning Assets Yield                          8.04%            7.10%            7.78%            7.03%
                                      ============     ============     ============     ============

Cost of Deposits                              6.10%            4.83%            5.86%            4.65%

Cost of Borrowings                            6.93%            5.51%            6.87%            4.99%
                                      ------------     ------------     ------------     ------------

Liability Costs                               6.41%            5.11%            6.25%            4.79%
                                      ============     ============     ============     ============

Net Interest Spread                           1.63%            1.99%            1.53%            2.24%
                                      ============     ============     ============     ============

Margin on Earning Assets                      1.99%            2.34%            1.90%            2.57%
                                      ============     ============     ============     ============

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
  FIRST REPUBLIC BANCORP INC.                                     Page 5

                                                  As of September 30,
                                       --------------------------------------
Financial Condition                           1995                   1994
-------------------                    ---------------        ---------------

Total Loans                            $ 1,626,464,000        $ 1,434,581,000
                                       ===============        ===============

Total Assets                           $ 1,842,464,000        $ 1,638,666,000
                                       ===============        ===============

Loans Serviced for
 Investors                             $   821,419,000        $   882,024,000
                                       ===============        ===============

Total Deposits                         $ 1,097,932,000        $   902,296,000
                                       ===============        ===============

Stockholders' Equity                   $   107,125,000        $   110,309,000

Senior Subordinated Debentures               9,974,000              9,978,000

Subordinated Debentures                     19,594,000             19,419,000

Convertible Subordinated Debentures         34,500,000             34,500,000

Reserves                                    17,454,000             14,306,000
                                       ---------------        ---------------

Total Capital                          $   188,647,000        $   188,512,000
                                       ===============        ===============

Capital-to-Assets Ratio                          10.24 %                11.50 %
                                                 =====                  =====

Capital-to-Risk-Adjusted Assets                  15.14 %                16.52 %
                                                 =====                  =====

Tangible Stockholders'
  Equity Per Share                     $         14.56        $         14.29
                                       ===============        ===============


Number of Shares of
 Common Stock Actually Outstanding           7,350,446              7,713,030
                                             =========              =========

For further information call:
Willis H. Newton, Jr.
Senior Vice President and
Chief Financial Officer
388 Market Street
San Francisco, CA  94111
(415)392-1400

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